Exhibit 99.1

Momentus Inc. Announces Reverse Stock Split

SAN JOSE, CA – August 22, 2023 – Momentus Inc. (NASDAQ: MNTS) (“Momentus” or the “Company”), a U.S. commercial space company that offers satellite buses, transportation and other in-space infrastructure services, today announced it has effectuated a 1-for-50 reverse stock split (the “Reverse Stock Split”) of its Class A common stock (the “Common Stock”) that will become effective on August 23, 2023 at 11:59 p.m. Eastern Time.  The Company’s Common Stock will continue to trade on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “MNTS” and will begin trading on a split-adjusted basis at the opening of the market on August 24, 2023.  The new CUSIP number for the Common Stock following the Reverse Stock Split will be 60879E200.

The Reverse Stock Split was approved by the Company’s stockholders at the special meeting of the stockholders on August 22, 2023.  As a result of the Reverse Stock Split, every 50 shares of Common Stock issued and outstanding will be automatically combined into one share of Common Stock.  The Reverse Stock Split will proportionately reduce the number of outstanding shares of Common Stock from approximately 98 million shares to approximately 2 million shares and the ownership percentage of each stockholder will remain unchanged other than as a result of fractional shares. The Company’s public warrants trading on Nasdaq under the existing symbol “MNTSW,” and outstanding equity-based awards and shares or share units issued under the Company’s benefit plans, including applicable exercise prices, will be proportionately adjusted.

No fractional shares of Common Stock will be issued in connection with the Reverse Stock Split.  Stockholders that would hold a fractional share of Common Stock as a result of the Reverse Stock Split will have such fractional shares of Common Stock rounded up to the nearest whole share of Common Stock.

To effectuate the Reverse Stock Split, the Company filed the Certificate of Amendment to its Second Amended and Restated Certificate of Incorporation, which was accepted for filing by the Secretary of State of the State of Delaware on August 22, 2023.  There will be no change to the total number of authorized shares of Common Stock as set forth in the Second Amended and Restated Certificate of Incorporation of the Company, as amended.

Among other considerations, the Reverse Stock Split is intended to bring the Company into compliance with the minimum bid price requirement for maintaining the listing of its Common Stock on Nasdaq, and to make the bid price more attractive to a broader group of institutional and retail investors. Nasdaq requires, among other things, that a listing company’s common stock maintain a minimum bid price of at least $1.00 per share.

About Momentus Inc.

Momentus is a U.S. commercial space company that offers commercial satellite buses, in-space infrastructure services, including in-space transportation, hosted payloads and in-orbit services.

Forward-Looking Statements

This press release contains certain statements which may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding Momentus or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. The words “may,” “will,” “anticipate,” “believe,” “expect,” “continue,” “could,” “estimate,” “future,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “aim,” “strive,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Momentus’ control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: the ability of the Company to generate revenue and raise capital in order to continue as a going concern; the ability of the Company to obtain licenses and government approvals for its missions, which are essential to its operations; the ability of the Company to effectively market and sell satellite transport services and planned in-orbit services; the ability of the Company to protect its intellectual property and trade secrets; the development of markets for satellite transport and in-orbit services; the ability of the Company to develop, test and validate its technology, including its water plasma propulsion technology; delays or impediments that the Company may face in the development, manufacture and deployment of next generation satellite transport systems; the ability of the Company to convert backlog or inbound inquiries into revenue; changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business, including export control license requirements; the ability to attract or maintain a qualified workforce with the required security clearances and requisite skills; product service or product or launch failures or delays that could lead customers to use competitors’ services; investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings; the Company’s ability to comply with the terms of its National Security Agreement and any related compliance measures instituted by the director who was approved by the CFIUS Monitoring Agencies; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and/or other risks and uncertainties. These are only some of the factors that may affect the forward-looking statements contained in this press release. For a discussion identifying additional important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, see the company’s filings with the U.S. Securities and Exchange Commission including, but not limited to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. The Company’s filings may be accessed through the Investor Relations page of its website, investors.momentus.space, or through the website maintained by the SEC at www.sec.gov. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

For media inquiries:

press@momentus.space

For investor relations inquiries:

investors@momentus.space